EXHIBIT 10.6

CONFIDENTIAL TREATMENT

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO THE REGISTRANT’S APPLICATION OBJECTING TO DISCLOSURE AND REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2; THE OMITTED PORTIONS HAVE BEEN MARKED WITH BRACKETS.

Execution Version

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of April 4, 2006 (this “Amendment No. 1”), to the Credit Agreement, among Radnor Holdings Corporation, a Delaware corporation (the “Company”), each of the Guarantors identified on the signature pages hereto, Special Value Expansion Fund, LLC, a Delaware limited liability company and Special Value Opportunities Fund, LLC, a Delaware limited liability company (each, a “Lender” and collectively, the “Lenders”), and Tennenbaum Capital Partners, LLC, as Agent and Collateral Agent (the “Agent” and, in its capacity as Collateral Agent, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the parties hereto entered into the Credit Agreement, dated as of December 1, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made loans to the Company in an aggregate principal amount of $95,000,000;

WHEREAS, the Company has requested that the Lenders make additional loans to the Company in an aggregate principal amount not to exceed $23,500,000;

WHEREAS, the Company and the Guarantors have agreed that such additional loans will be secured by the liens created under the Operative Documents;

WHEREAS, pursuant to Section 14(a) of the Credit Agreement, the Company and the Required Lenders have the right to amend various provisions of the Operative Documents or take actions contemplated in the Operative Documents; and

WHEREAS, subject to and in accordance with the terms and conditions hereinafter set forth, the Lenders are willing to make additional loans to the Company and amend certain provisions of the Credit Agreement and the Operative Documents, all as more particularly set forth in this Amendment No. 1.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS.

Section 1.1. Amendment to the Preamble of the Credit Agreement. The first sentence of the preamble of the Credit Agreement is amended by replacing “This Credit Agreement (the “Credit Agreement”) is dated as of December 1, 2005” with “This Credit Agreement, dated as of December 1, 2005 and amended by Amendment No. 1, dated as of April 4, 2006 (as so amended, and as it may hereafter be amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”)”.

Section 1.2. Amendments to Section 1(a) of the Credit Agreement. Section 1(a) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Subject to the terms and conditions herein contained, the Lenders propose to extend, at the Company’s request, $92,600,000 aggregate principal amount of Tranche A Loans, bearing interest at the rate of three-month LIBOR + 7.25% (the “Tranche A Loans”), $2,400,000 aggregate principal amount of Tranche B Loans, bearing interest at the rate of three-month LIBOR + 7.25% (the “Tranche B Loans”) and $23,500,000 aggregate principal amount of Tranche C Loans, initially bearing interest at the rate of three-month LIBOR + 7.25% (the “Tranche C Loans” and together with the Tranche A Loans and the Tranche B Loans, the “Loans”). The Tranche A Loans, Tranche B Loans and Tranche C Loans will be evidenced by promissory notes in substantially the form attached hereto as Exhibit A-1 (the “Tranche A Notes”) and Exhibit A-2 (the “Tranche B Notes”) and in substantially the form attached to Amendment No. 1 as Exhibit A-3 (the “Tranche C Notes” and, together with the Tranche A Notes and the Tranche B Notes, the “Notes”), respectively. The Loans and other obligations hereunder will be fully and unconditionally guaranteed (the “Guarantees”) as to payment of principal, interest, premium, if any, and any other amounts due thereon and hereunder on a senior secured basis, jointly and severally, by each entity listed on Schedule 1(a) hereto (collectively, the “Guarantors”).”

Section 1.3. Amendments to Section 1(b) of the Credit Agreement. Section 1(b) of the Credit Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

“The Company and the Guarantors have agreed to secure, equally and ratably, the Tranche A Loans, the Tranche C Loans and the Guarantees by granting to the Collateral Agent for the ratable benefit of the Lenders, the Agent and the Collateral Agent (collectively, the “Secured Parties”), first priority and second priority security interests in certain assets of the Company and certain of the Guarantors (the “Tranche A Collateral”) as evidenced by a Security

Agreement among the obligors party thereto and the Collateral Agent dated as of the Closing Date, as amended by that certain Amendment No. 1 to Tranche A Security Agreement among the obligors party thereto and the Collateral Agent dated as of the Tranche C Closing Date (as so amended, the “Tranche A Security Agreement”), certain landlord and mortgagee waivers described on Schedule 1(b) hereto (the “Landlord Waivers”), and certain mortgages or deeds of trust encumbering all of the real property set forth on Schedule 1(b) hereto, in each case, dated the Closing Date and amended as of the Tranche C Closing Date by the Mortgage Amendments (as so amended, the “Mortgages” and, together with the Tranche A Security Agreement and the Landlord Waivers, the “Tranche A Collateral Documents”).

Section 1.4. Amendments to Section 1(d) of the Credit Agreement. Section 1(d) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“The net proceeds from the issuance of the Tranche A Loans and the Tranche B Loans will be used to (i) repay in full the Indebtedness of the Company and the Guarantors set forth on Schedule 1(d) hereto, including any related interest and fees, (ii) purchase certain equipment in accordance with the provisions hereof, (iii) repay a portion of the outstanding revolving credit facility borrowings drawn under the Fourth Amended and Restated Credit Agreement dated as of December 26, 2001 with PNC Bank, National Association, as Lead Arranger and Administrative Agent and Fleet Capital Corporation as Documentation Agent, and the lenders party thereto (as amended through the Closing Date, the “Amended Credit Agreement”), and (iv) pay fees and expenses incurred in connection with the making of the Tranche A Loans and Tranche B Loans under this Agreement.

The net proceeds from the issuance of the Tranche C Loans will be used to (i) repay a portion of the outstanding revolving credit facility borrowings drawn under the Revolving Credit and Security Agreement, dated as of December 29, 2005, by and among National City Business Credit, Inc., as Administrative Agent and Collateral Agent, National City Bank, as Issuer, Lead Arranger and Sole Book Runner, the lenders party thereto, the Borrowers party thereto and the Guarantors party thereto (as amended through the Tranche C Closing Date, the “New Credit Agreement”), (ii) pay accrued interest on the Tranche A Loans and Tranche B Loans originally due on March 15, 2006 in the aggregate amount of $3,207,569.45 (it being understood and agreed that such payment shall be done by the book entry conversion of such interest into principal of the Tranche C Loans, and the Lenders shall not be required to fund cash to the Company for such amount) and (iii) pay costs, fees and expenses incurred in connection with the making of the Tranche C Loans under this Agreement and other costs, fees and expenses reimbursable to the Agent or the Lenders pursuant to Section 7 of this Agreement.”

Section 1.5. Amendments to Section 1(e) of the Credit Agreement. Section 1(e) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“This Agreement, the Notes, the Guarantees, the Intercreditor Agreement, the Guaranty and Negative Pledge Agreement and the Collateral Documents are hereinafter sometimes referred to collectively as the “Operative Documents”.”

Section 1.6. Amendments to Section 4(a) of the Credit Agreement. Section 4(a) of the Credit Agreement is hereby amended by inserting the following subsection (iii) following subsection (ii):

“(iii) Each Lender severally and not jointly agrees to lend to the Company, on the Tranche C Closing Date, its proportionate share of the Tranche C Loans in the amounts set forth on Annex A to Amendment No. 1, which Tranche C Loans will be made at [            ]% of their principal amount (the “Tranche C Loan Price”) (it being understood and agreed that payment of $3,207,569.45 of Tranche C Loans shall be done by the book entry conversion of accrued interest in the amount of $3,126,536.11 on the Tranche A Loans and accrued interest in the amount of $81,033.34 on the Tranche B Loans originally due on March 15, 2006 into principal of the Tranche C Loans, and the Lenders shall not be required to fund cash to the Company for such amount). The Company and the Lenders hereby agree that $[            ] of the Tranche C Loan Price will be allocated to the Tranche C Loans and the remaining $[            ] (the “Warrant Price”) of the Tranche C Loan Price will be allocated to the Warrants (under and as defined in the Purchase Agreement) for income tax purposes.”

Section 1.7. Amendments to Section 4(b) of the Credit Agreement. Section 4(b) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“(i) The Company shall execute and deliver on the Closing Date to Lenders the Notes evidencing each Lender’s Tranche A Loan and Tranche B Loan, against payment by or on behalf of such Lender of the purchase price therefor by wire transfer of immediately available funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Milbank, Tweed, Hadley & McCloy LLP (“Milbank”), One Chase Manhattan Plaza, New York, New York 10005 at 10:00 A.M., New York time, on December 1, 2005, or at such other place, time or date as the Lenders, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such Notes available for checking by the Lenders at the offices of Milbank in New York, New York, or at such other place as the Lenders may designate, at least 24 hours prior to the Closing Date.

(ii) The Company shall execute and deliver on the Tranche C Closing Date to Lenders the Notes evidencing each Lender’s Tranche C Loan, against payment by or on behalf of such Lender of the purchase price therefor by wire transfer of immediately available funds, to such account or accounts as the Company shall specify prior to the Tranche C Closing Date, or by such means as the parties hereto shall agree prior to the Tranche C Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Milbank in New York, New York at 10:00 A.M., New York time, on April 4, 2006, or at such other place, time or date as the Lenders, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Tranche C Closing Date.” The Company will make such Notes available for checking by the Lenders at the offices of Milbank in New York, New York, or at such other place as the Lenders may designate, at least 24 hours prior to the Tranche C Closing Date.”

Section 1.8. Amendments to Section 4(e) of the Credit Agreement. Section 4(e) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“The Agent, acting for these purposes solely as an agent of Company (it being acknowledged that the Agent, in such capacity, and its officers, directors, employees, agents and affiliates shall constitute Indemnified Parties under Section 11), shall maintain (and make available for inspection by the Lenders upon reasonable prior notice at reasonable times) at its address referred to in Section 21 a register for the recordation of, and shall record, the names and addresses of Lenders and the Tranche A Loans, Tranche B Loans and Tranche C Loans of each Lender from time to time (the “Loan Register”).”

Section 1.9. Amendments to Section 4(g) of the Credit Agreement. Section 4(g) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“(i) Subject to the provisions of Sections 4(i), (r), (s) and (t), each Tranche A Loan and Tranche B Loans shall bear interest on the unpaid principal amount thereof from the Closing Date through Maturity (whether by acceleration or otherwise) at a rate of LIBOR + 7.25%.

(ii) Subject to the provisions of Sections 4(i), (r), (s) and (t), each Tranche C Loan shall bear interest on the unpaid principal amount thereof from the Tranche C Closing Date through Maturity (whether by acceleration or otherwise) at the rates set forth in the table below:

Interest Period	Interest Rate
From and including the Tranche C Closing Date through and including April 15, 2007	LIBOR + 7.25%
From and including April 16, 2007 through and including July 15, 2007	LIBOR + 7.50%
From and including July 16, 2007 through and including October 15, 2007	LIBOR + 7.75%
From and including October 16, 2007 through and including January 15, 2008	LIBOR + 8.00%
From and including January 16, 2008 through and including April 15, 2008	LIBOR + 8.25%
From and including April 16, 2008 through and including July 15, 2008	LIBOR + 8.50%
From and including July 16, 2008 through and including October 15, 2008	LIBOR + 8.75%
From and including October 16, 2008 through and including Maturity	LIBOR + 9.00%”

Section 1.10. Amendments to Section 5 of the Credit Agreement. Section 5 of the Credit Agreement is hereby amended by adding the following subsection (ii) following subsection (hh):

“(ii) Tranche C Mortgage Amendments. Within 45 days of the Tranche C Closing Date, each of the following documents, which shall be in form and substance satisfactory to the Lenders and their counsel, shall have been delivered to the Lenders in respect of that portion of the Collateral consisting of real property:

(1) Mortgage Amendments with respect to each Mortgage, duly executed and delivered in recordable form by the respective Obligors that own the properties identified in Schedule 1(b) that are subject to the Lien of a Mortgage;

(2) a datedown endorsement with a title insurance update showing no additional material exceptions to the existing title policy, or, where a datedown endorsement is not available, a lender’s policy of title insurance or a binding marked commitment to issue such policy from one or more title companies with respect to each of the real property interests to be covered by the Mortgages;

(3) the following opinions of counsel with respect to the Mortgage Amendments, each of which shall be reasonably satisfactory to the Agent:

(A) with respect to real property of one of the Guarantors hereto located in Metuchen, New Jersey and West Chicago, Illinois, an opinion of Duane Morris LLP;

(B) with respect to real property of one of the Guarantors hereto located in Shreveport, Louisiana, an opinion of Deutsch, Kerrigan & Stiles, L.L.P.;

(C) with respect to real property of one of the Guarantors hereto located in Higginsville, Missouri, an opinion of Shook, Hardy & Bacon L.L.P.;

(D) with respect to real property of one of the Guarantors hereto located in Mt. Sterling, Ohio, an opinion of Hemmer Pangburn DeFrank PLLC; and

(E) with respect to real property of certain of the Guarantors hereto located in El Campo, Saginaw, and Fort Worth, Texas, an opinion of Winstead Sechrest & Minick;

(4) such other approvals or documents as the Lenders shall have reasonably requested in order to perfect the Liens created pursuant to the Mortgages and to preserve the validity thereof; and

In addition, the Company shall have paid to the respective title companies (i) an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage Amendments in the appropriate county land office(s), and (ii) all expenses of such title companies in connection with the issuance of such policies.”

Section 1.11. Amendments to Section 6(a) of the Credit Agreement.

(a) Subsection 6(a)(5) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“the Company or any Guarantor fails to observe or perform any other covenant, condition or agreement in this Agreement, the Notes, the Guaranty and Negative Pledge Agreement or the Collateral Documents and such failure continues for 30 days from the earlier of (i) an Officer of the Company or any Guarantor obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any Lender or the Agent (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (5) of Section 6(a);”

(b) Subsection 6(a)(8) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“the Company or any of the Restricted Subsidiaries denies or disaffirms in writing its obligations under any Collateral Document, or any Collateral Document for any reason ceases to be, or is asserted in writing by any Restricted Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Agreement and any such Collateral Document; or the Collateral Agent shall not have or shall cease to have a valid and perfected first priority Lien in any Collateral (or, in the case of the Liens on the Tranche B Collateral securing the Tranche A Loans and the Tranche C Loans, a valid and perfected second priority Lien) purported to be covered by the Collateral Documents;”

(c) Section 6(a) of the Credit Agreement is hereby amended by replacing the “.” at the end of subsection (12) with “; or” and adding the following subsection (13) following subsection (12):

“the Company or any of the Management Shareholders party thereto shall breach that certain letter agreement, dated as of April 4, 2006, by and among the Company, the Management Shareholders party thereto, the Agent and the Lenders.”

Section 1.12. Amendments to Section 9(a) of the Credit Agreement. Section 9(a) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“The Loans shall be prepayable at the option of the Company, in whole or in part from time to time, on not less than 10 Business Days’ prior notice, mailed by first-class mail to the Agent’s and the Lenders’ registered addresses, in cash, at the following prepayment prices (expressed as percentages of the principal amount), if prepaid in the period commencing on the Closing Date (in 2005) and ending on November 30, 2006 and, thereafter, in the 12-month period commencing on December 1 in each other year indicated below, in each case plus accrued and unpaid interest to the Prepayment Date:

Tranche A Loans and Tranche B Loans

Year	Prepayment
2005[1]	102.000%
2006	101.000%
2007 and thereafter	100.000%

Tranche C Loans

Year	Prepayment
2005 and thereafter	100.000%

[1]	Indicates period commencing on the Closing Date and ending on November 30, 2006.

Any such prepayment and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. The Loans will not be subject to, or entitled to the benefits of, any sinking fund.

Loans may be prepaid as set forth in Sections 5(o), 5(t), 5(w) and 9(j) hereof at the prepayment prices set forth therein. Any prepayment pursuant to this Section 9(a) shall be made pursuant to the provisions of Sections 9(b) through (i) hereof.”

Section 1.13. Amendments to Section 9(i) of the Credit Agreement. Section 9(i) of the Credit Agreement is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Any prepayments pursuant to this Section 9 or any offers to prepay Loans by the Company pursuant to Sections 5(o), 5(t), 5(w) and/or 9(j) shall be applied on a pro rata basis among Lenders; provided that any such prepayment shall be applied first to repay outstanding Tranche C Loans pro rata among the holders thereof to the full extent thereof, second to repay outstanding Tranche B Loans pro rata among the holders thereof to the full extent thereof and third to repay outstanding Tranche A Loans pro rata among the holders thereof to the full extent thereof. For the avoidance of doubt, (i) any such prepayment of Tranche C Loans pursuant to the provisions of Sections 5(o), 5(w) and 9(j) shall be without any prepayment penalty or premium, and (ii) the order of prepayment set forth in the proviso to the preceding sentence shall apply only to prepayments pursuant to Sections 5(o), 5(t), 5(w) and 9(j) hereof and shall in no event be construed as establishing priority for application of proceeds received on account of the Obligations following any acceleration of the Obligations (including, without limitation, any acceleration resulting from the occurrence of an Event of Default specified in clause (11) or (12) of Section 6(a) hereof).”

Section 1.14. Amendments to Section 12 of the Credit Agreement. Section 12 of the Credit Agreement is hereby amended by deleting and replacing, or adding thereto, as the case may be, the following definitions in proper alphabetical order:

““Amendment No. 1” shall mean Amendment No. 1 to the Credit Agreement, dated as of April 4, 2006, by and among the Company, the Guarantors party thereto, the Lenders party thereto, and the Agent, which Amendment No. 1 amends this Agreement.”

““Guaranty and Negative Pledge Agreement” means that certain Guaranty and Negative Pledge Agreement, dated as of the Tranche C Closing Date, by and between Michael T. Kennedy and the Agent, in substantially the form attached to Amendment No. 1 as Exhibit E. Solely for purposes of Sections 6(a)(4), 6(a)(5) and 6(a)(7) hereof, the Guaranty and Negative Pledge Agreement shall be deemed to be a Guarantee and Michael T. Kennedy shall be deemed to be a Guarantor.”

““Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement of even date herewith, by and among the Company, the Agent in its capacity as Agent for the Lenders holding Tranche A Loans and Tranche C Loans and the Agent in its capacity as Agent for the Lenders holding Tranche B Loans, as amended by that certain Amendment No. 1 to Intercreditor Agreement, dated as of the Tranche C Closing Date, by and among the Agent in its capacity as Agent for the Lenders holding Tranche A Loans and Tranche C Loans and the Agent in its capacity as Agent for the Lenders holding Tranche B Loans.”

““Interest Payment Date” means each July 15, October 15, January 15 and April 15, commencing on July 15, 2006, and any such other date that is the Maturity of the Loans.”

““Kennedy Equity Investment” shall have the meaning given thereto in Amendment No. 1.”

““Mortgage Amendments” means those certain amendments to each of the Mortgages, dated as of the Tranche C Closing Date, in form and substance satisfactory to the Agent and its counsel.”

““New Credit Agreement” shall have the meaning given thereto in Section 1(d).”

““Purchase Agreement” shall have the meaning given thereto in Amendment No. 1.”

““Tranche C Closing Date” shall have the meaning given thereto in Section 4(b).”

““Tranche C Lenders” shall mean the Lenders holding the Tranche C Loans.”

““Tranche C Loan Price” shall have the meaning given thereto in Section 4(a).”

““Tranche C Loans” shall have the meaning given thereto in Section 1(a).”

““Tranche C Notes” shall have the meaning given thereto in Section 1(a).”

““Warrant Price” shall have the meaning given thereto in Section 4(a).”

Section 1.15. Amendments to Section 16(b) of the Credit Agreement. Section 16(b) of the Credit Agreement is hereby amended by deleting subsection 16(b)(ii) in its entirety and replacing it with the following:

“Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Tranche A Loans, Tranche B Loans or Tranche C Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless the Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its affiliates, if any;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Tranche A Loans, the Tranche B Loans or the Tranche C Loans;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment Agreement; and

(D) the Assignee, if it shall not be a Lender, shall deliver to the Agent and the Company an administrative questionnaire.”

II. REPRESENTATIONS AND WARRANTIES.

To induce the Agent and the Lenders to enter into this Amendment No. 1, the Company and the Guarantors party to the Credit Agreement hereby jointly and severally represent and warrant to each Lender and the Agent that as of the date hereof:

Section 2.1. The execution and delivery of this Amendment No. 1, and the performance of this Amendment No. 1 and the Credit Agreement as amended hereby, and the other Operative Documents to which the Company or a Guarantor is a party have been duly authorized and constitute legal, valid and binding obligations of each of the Company and the Guarantors party thereto enforceable against the Company and each such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The incurrence of the Tranche C Loans by the Company has been duly authorized and the Tranche C Notes constitute legal, valid and binding obligations of the Company enforceable against Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.2. Neither the execution or delivery by Company or any of the Guarantors of this Amendment No. 1, nor performance by any of them of this Amendment No. 1 and the Credit Agreement, nor the incurrence by the Company of the Tranche C Loans, nor the issuance by the Company of the Tranche C Notes will (i) contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which any of them or their respective Subsidiaries may be subject, including without limitation, the Operative Documents, or (iii) violate any provision of their respective certificates of incorporation or bylaws (or equivalent organizational or charter documents) or the certificate of incorporation or bylaws (or equivalent organizational or charter documents) of any of their respective Subsidiaries.

Section 2.3. Except as set forth on Schedule 2.3 hereto, the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct as of such earlier date.

Section 2.4. Prior to and after giving effect to the transactions referenced in or contemplated by this Amendment No. 1, no Default or Event of Default has occurred or is continuing.

Section 2.5. After giving effect to this Amendment No. 1, the Liens in favor of the Collateral Agent, for the benefit of the Lenders, granted pursuant to the Operative Documents, shall continue to be valid, enforceable and perfected in accordance with the terms of the Operative Documents.

Section 2.6. After giving effect to this Amendment No. 1, the Guarantees in favor of the Secured Parties, granted pursuant to the Operative Documents, shall continue to be valid and enforceable against the respective guarantors thereunder.

Section 2.7. Each of (i) the Company, (ii) each Operating Subsidiary and (iii) the Company and its Subsidiaries on a consolidated basis, immediately after the Tranche C Closing Date and after giving effect to the making of the Tranche C Loans, the consummation of the transactions contemplated by the Purchase Agreement, the consummation of the Kennedy Equity Investment, the repayment of a portion of the outstanding revolving credit facility borrowings drawn under the New Credit Agreement, the payment of accrued and unpaid interest on the Tranche A Loans and the Tranche B Loans, and the payment of fees and expenses in connection herewith and therewith will, in the opinion of the Company and the Guarantors, be Solvent; as used herein, the term “Solvent” means, with respect to any such entity on a particular date (i) the fair value of the Property of such entity is greater than the total amount of liabilities (including contingent liabilities reasonably allocated to such entity) of such entity, (ii) the present fair saleable value of the assets of such entity is greater than the probable liability of such entity on its total existing debts (including contingent liabilities reasonably allocated to such entity) as they become absolute and matured, (iii) such entity will be able to pay its debts and liabilities as they mature and (iv) such entity will not have unreasonably small capital for the business in which it is engaged, as now conducted and as proposed to be conducted after giving effect to the making of the Tranche C Loans, the consummation of the transactions contemplated by the Purchase Agreement, the consummation of the Kennedy Equity Investment, the repayment of a portion of the outstanding revolving credit facility borrowings drawn under the New Credit Agreement, the payment of accrued and unpaid interest on the Tranche A Loans and the Tranche B Loans, and the payment of fees and expenses in connection herewith and therewith. No transfer of Property is being made by the Company or any of its Subsidiaries and no obligation is being incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, the Notes or the other Operative Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company and its Subsidiaries.

III. CONDITIONS PRECEDENT.

Section 3.1. Conditions Precedent to Amendment. This Amendment No. 1 shall not become effective unless all of the following conditions precedent shall have been satisfied or waived before the date first written above (the date of such satisfaction or waiver being herein referred to as the “Amendment Effective Date”):

(a) Fees and Expenses. The Company shall have reimbursed the Agent and the Lenders for (i) their reasonable, costs, fees and expenses (including, without limitation, legal, accounting and other professional fees and expenses) relating to this Amendment No. 1, and (ii) all other unpaid reasonable costs, fees and expenses of the Agent and the Purchasers party to the Purchase Agreement (including, without limitation, legal, accounting and other professional fees and expenses) that are reimbursable pursuant to Section 7 of the Credit Agreement or Section 6 of the Purchase Agreement.

(b) Amendment No. 1. The Agent shall have received by hand, courier, mail, email or facsimile transmission, duly executed counterparts to this Amendment No. 1 which, when taken together, bear the authorized signatures of the Company and the Guarantors.

(c) Representations and Warranties; Performance; No Default. The representations and warranties of the Company and the Guarantors contained in this Amendment No. 1 and the Credit Agreement shall be true and correct as of the date hereof and as of the Tranche C Closing Date; the representations and warranties of the Company and the Guarantors contained in the Collateral Documents shall be true and correct as of the Tranche C Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all of the conditions on their part to be performed or satisfied under this Amendment No. 1 and under the Operative Documents at or prior to the Tranche C Closing Date; and immediately prior to and after giving effect to the funding of the Tranche C Loans (and the application of the proceeds thereof in accordance with Section 1(d) of the Credit Agreement), no default or event of default under any Operative Document shall have occurred and be continuing.

(d) No Injunction. The incurrence of the Tranche C Loans by the Company hereunder shall not be enjoined (temporarily or permanently) on the Tranche C Closing Date.

(e) Officers’ Certificate. The Lenders shall have received on the Tranche C Closing Date a certificate of the Company dated the Closing Date and signed by its chief executive officer and by its chief financial officer, to the effect set forth in clauses (c) and (d) above.

(f) Guarantors’ Officer’s Certificates. The Lenders shall have received on the Tranche C Closing Date a certificate from each Guarantor, dated the Tranche C Closing Date and signed by an executive officer of such Guarantor, to the effect that the representations and warranties of such Guarantor contained in this Amendment No. 1 are true and correct as of the Tranche C Closing Date, that the representations and warranties of such Guarantor contained in the Collateral Documents are true and correct as of the Tranche C Closing Date and that such Guarantor has performed all covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder and under the Collateral Documents at or prior to the Tranche C Closing Date.

(g) Documentation. The Lenders shall have been furnished with such documents, letters, schedules, opinions, certificates, instruments and other information as they may reasonably request relating to the issuance of the Tranche C Loans, the creation, perfection, priority and maintenance of the Liens imposed by the Collateral Documents and the business, corporate, legal and financial affairs of the Company and its Subsidiaries.

(h) Opinion of Company’s Counsel. Duane Morris LLP, counsel to the Company and the Guarantors, shall have furnished to the Lenders its written opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(i) Opinion of Corporate Counsel. Caroline J. Williamson, Vice President and Corporate Counsel to the Company, shall have furnished to the Lenders her written opinion dated the Tranche C Closing Date, substantially in the form attached hereto as Exhibit C.

(j) Solvency Certificate. The Lenders shall have received on the Tranche C Closing Date a certificate of the chief financial officer of the Company, dated the Tranche C Closing Date, in the form attached hereto as Exhibit D (a “Solvency

Certificate”) (i) to the effect that the Company and the Restricted Subsidiaries shall be Solvent upon the consummation of the transactions contemplated herein and in the other Operative Documents; and (ii) containing such other statements with respect to the solvency of the Company and its Subsidiaries and matters related thereto as the Lenders shall request.

(k) Amendment No. 1 to Intercreditor Agreement. Amendment No. 1 to Intercreditor Agreement shall have been duly executed by each of the parties thereto, shall have been delivered to the Agent, shall be in form and substance satisfactory to the Agent and shall be in full force and effect on the Tranche C Closing Date.

(l) Amendment No. 1 to Tranche A Security Agreement. Amendment No. 1 to Tranche A Security Agreement shall have been duly executed by the Company and the Guarantors party thereto and shall have been delivered to the Collateral Agent and shall be in form and substance satisfactory to the Agent and in full force and effect on the Tranche C Closing Date.

(m) Opinions, etc. The Collateral Agent shall have received (with a copy for the Lenders) on the Tranche C Closing Date in form and substance reasonably satisfactory to the Lenders such other approvals, opinions, certificates or documents as the Lenders or the Collateral Agent may reasonably request.

(n) Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Applicable Law, necessary or desirable in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Loans) by the Company and the Guarantors, or enforcement against the Company and each of the Guarantors of the Operative Documents to which it is a party including, without limitation, all federal, state and local regulatory filings, consents and approvals necessary or desirable in connection therewith, shall have been obtained and be in full force and effect, and the Agent shall have been furnished with appropriate evidence thereof (including, with respect to all federal, state and local regulatory filings, consents and approvals, opinions in form and substance satisfactory to the Lenders, dated as of the Tranche C Closing Date, from outside counsel for the Company reasonably satisfactory to the Lenders covering the foregoing), and all waiting periods related thereto shall have lapsed or expired without extension or the imposition of any conditions or restrictions.

(o) Tranche C Notes. The Company shall have executed and delivered the Tranche C Notes to the Lenders.

(p) Secretary’s Certificate. The Lenders shall have received a certificate, dated the Closing Date and signed by the secretary or similar officer of the Company certifying (x) that the attached copies of the resolutions of the Governing Body of the Company approving and authorizing the execution, delivery and performance of this Amendment No. 1 and each of the amendments to the Operative Documents and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect as of the Tranche C Closing Date, (y) that the copies of Organizational Documents of the Company and each Guarantor delivered at the Closing Date pursuant to Section 8(dd) of the Credit Agreement were all true, complete and correct and remain unamended and in full force and effect as of the Tranche C Closing Date and (z) the incumbency and specimen signature of each officer of the Company executing any Operative Documents on the Tranche C Closing Date or any other document delivered in connection herewith and therewith on behalf of the Company.

(q) Guaranty and Negative Pledge Agreement. Michael T. Kennedy shall have executed and delivered to the Agent a Guaranty and Negative Pledge Agreement dated the Tranche C Closing Date, substantially in the form attached hereto as Exhibit E.

(r) Equity Investments.

(i) The transactions contemplated by that certain Purchase Agreement, of even date herewith, by and among the Company, and Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC, as Purchasers (the “Purchase Agreement”) shall have been consummated in accordance with the terms thereof, and the Company shall have issued to the Purchasers party thereto warrants to purchase a number of shares of each outstanding class of the Company’s Common Stock equal to 7.0% of the fully-diluted number of shares outstanding on the date of issuance, and the Purchasers party to the Purchase Agreement shall have been furnished with an opinion of Duane Morris LLP in substantially the form attached to the Purchase Agreement as Exhibit C.

(ii) On the Tranche C Closing Date, Michael T. Kennedy shall have made a cash equity investment in the Company of not less than $1.0 million through the purchase of a new class of preferred stock that is junior to the Company’s Series A Convertible Preferred Stock and otherwise on terms and in form and substance reasonably satisfactory to the Agent (the “Kennedy Equity Investment”).

(s) Debt Document Amendments.

(i) Each of the parties to the New Credit Agreement shall have entered into an amendment to the New Credit Agreement in substantially the form attached hereto as Exhibit F, which amendment shall permit the consummation of the transactions contemplated hereby (including, without limitation, the incurrence by the Company of the Tranche C Loans), and executed copies of such amendment shall have been delivered to the Agent and such amendment shall have become effective in accordance with its terms.

(ii) That certain Indenture, dated as of March 11, 2003, by and among the Company, as Issuer, the Guarantors party thereto, and Wachovia Bank, National Association, as Trustee, shall have been amended pursuant to a Supplemental Indenture in substantially the form attached hereto as Exhibit G that shall have become operative on or prior to the Tranche C Closing Date, which Indenture, as so amended, shall permit the consummation of the transactions contemplated hereby (including, without limitation, the incurrence by the Company of the Tranche C Loans), and executed copies of such Supplemental Indenture shall have been delivered to the Agent.

(t) Employment Agreement. The Company and Michael T. Kennedy shall have amended Mr. Kennedy’s employment agreement to provide that Mr. Kennedy shall not receive any 2006 annual executive bonus payment, which amendment shall be in form and substance satisfactory to the Agent.

(u) 2005 10-K. The Company shall have delivered a draft of its annual report on form 10-K for the fiscal year ended December 31, 2005 to the Agent.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Amendment No. 1 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Lenders.

IV. NO PREJUDICE OR WAIVER; REAFFIRMATION.

Section 4.1. No Prejudice or Waiver. The terms of this Amendment No. 1 shall not operate as a waiver by the Agent or the Lenders of, or otherwise prejudice the Agent’s or the Lenders’ rights, remedies or powers under the Operative Documents or under any applicable law. No terms or provisions of any Operative Document, except insofar as this Amendment No. 1 amends the Credit Agreement, are waived, modified or changed by this Amendment No. 1, and the terms and provisions of the Operative Documents shall continue in full force and effect.

Section 4.2. Acknowledgements and Reaffirmations.

(a) The Company and the Guarantors party to the Credit Agreement hereby acknowledge and reaffirm all of their obligations and duties under the Operative Documents as to all of the Loans and the Notes.

(b) The Company and the Guarantors party to the Credit Agreement hereby acknowledge and reaffirm that the Collateral Agent has and shall continue to have valid, secured, Liens in the Collateral, as set forth in the Operative Documents as to all of the Loans.

(c) The Guarantors party to the Credit Agreement hereby acknowledge and reaffirm all of their obligations and duties under Section 13 of the Credit Agreement and acknowledge and confirm that on and after the date hereof, as a result of the incurrence of the Tranche C Loans, “Obligations” as that term is defined in the Credit Agreement includes, without limitation, all obligations under the Tranche C Loans.

V. MISCELLANEOUS.

Section 5.1. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of New York, without regard to any conflicts of law provisions that would require the application of the law of any other jurisdiction.

Section 5.2. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agent.

Section 5.3. Headings Descriptive. The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

Section 5.4. Waivers and Consents. Neither this Amendment No. 1 nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed in accordance with the amendment and waiver provisions set forth in the Credit Agreement.

Section 5.5. Survival. All warranties, representations, certifications and covenants made by or on behalf of the Company and/or the Guarantors herein or in any of the other Operative Documents or in any certificate or other instrument delivered pursuant hereto or pursuant to any other Operative Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the execution hereof and of the other Operative Documents, regardless of any investigation made by or on behalf of the Agent or the Lenders. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company and/or such Guarantors hereunder.

Section 5.6. Operative Documents. This Amendment No. 1 and all other documents executed in favor of the Agent and/or the Lenders in connection herewith shall be deemed to be Operative Documents for all purposes under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RADNOR HOLDINGS CORPORATION, as the Company

By:	/s Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

RADNOR CHEMICAL CORPORATION, as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

RADNOR DELAWARE II, INC., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

RADNOR MANAGEMENT DELAWARE, INC., as a Guarantor

By:	/s Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

[Signature Page to Amendment No. 1]

RADNOR MANAGEMENT, INC., as a Guarantor

By:	/s Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

STYROCHEM DELAWARE, INC., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

STYROCHEM EUROPE DELAWARE, INC., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

STYROCHEM U.S., LTD., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

STYROCHEM GP, L.L.C., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

[Signature Page to Amendment No. 1]

STYROCHEM LP, L.L.C., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

WINCUP EUROPE DELAWARE, INC., as a Guarantor

By:	/s/ Paul D. Ridder
Name:	Paul D. Ridder
Title:	President

WINCUP GP, L.L.C., as a Guarantor

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

WINCUP LP, L.L.C., as a Guarantor

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

WINCUP TEXAS, LTD., as a Guarantor

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

[Signature Page to Amendment No. 1]

WINCUP HOLDINGS, INC., as a Guarantor

By:	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

[Signature Page to Amendment No. 1]

TENNENBAUM CAPITAL PARTNERS, LLC, as Agent and Collateral Agent
By:	Tennenbaum & Co., LLC
Its:	Managing Member

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

SPECIAL VALUE EXPANSION FUND, LLC, as Lender

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Authorized Signatory

SPECIAL VALUE OPPORTUNITIES FUND, LLC, as Lender

By:	/s/ José Feliciano
Name:	José Feliciano
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

Annexes and Schedules Omitted

[Signature Page to Amendment No. 1]